EXHIBIT 23.1


CONSENT OF BERENFELD, SPRITZER, SHECHTER & SHEER

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors and Stockholders
Brampton Crest International, Inc.
(F/K/A Hamilton-Biophile Companies
Miami Beach, Florida

 We consent to the use in this Registration Statement of Brampton Crest International, Inc. (the "Company") on Form 10-SB of our report relating to the Company's financial statements appearing in this Report.


BERENFELD, SPRITZER, SHECHTER & SHEER


Sunrise, Florida
June 30, 2005